EXHIBIT 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

I, Sten L. Gustafson,, as Principal Executive Officer of Era Group Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes−Oxley Act of 2002, that to my knowledge:

(1)
the accompanying Annual Report on Form 10−K, as amended by Amendment No. 1 and Amendment No. 2 to Form 10-K, for the period ending December 31, 2012 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 26, 20l3

/s/ STEN L. GUSTAFSON
Sten L. Gustafson
Chief Executive Officer
(Principal Executive Officer)